Exhibit 10.1
[CONFIDENTIAL TREATMENT REQUESTED.
CONFIDENTIAL PORTIONS HAVE BEEN REDACTED
AND FILED SEPARATELY WITH THE COMMISSION]
[ENGLISH TRANSLATION]
FRAMEWORK AGREEMENT ON THE SALE AND PURCHASE OF SOLAR MODULES
entered into by and between
First Solar GmbH, Rheinstraße 4N, D-55116 Mainz, Germany (hereinafter referred to as “FS”) represented by the managing director with single signature authority, Mr. Stephan Hansen,
and
Blitzstrom GmbH, Hoheimer Weg 3, 97350 Mainbernheim (hereinafter referred to as “Buyer”) represented by the managing director with single signature authority, Mr. Daniel Ziegler.
FS and Buyer are each a “Party” and collectively the “Parties”.
1. Recitals
FS and Buyer enter into this framework agreement (hereinafter referred to as the “Agreement”) on the sale and purchase of photovoltaic modules (hereinafter referred to as “Modules”).
2. Volume of Purchase and Specifications
2.1	Pursuant to the Price/Volume Table (as defined in Section 3.1), the Buyer hereby purchases from FS Modules and shall be obligated to accept the delivery of such Modules as agreed. Pursuant to the Price/Volume Table, FS hereby sells to Buyer such Modules and shall be obligated to deliver them as agreed.

2.2	The Modules sold and purchased pursuant to Section 2.1 above shall have the specifications set out in the Module Product Specification (Appendix A). Modules shall be installed in a manner consistent with the System Design and Application Document (Appendix B). The Buyer shall apply Modules only in systems that are mutually approved and documented, such documentation being signed by the Parties using a System Design and Application Document (Appendix B). A notification of systems that are build according to a standard SDA can be performed after the system is installed.

A System Design and Application Document (Appendix B) mutually approved and documented by the Parties prior to the entering into of the Agreement shall be deemed a valid System Design and Application Document (Appendix B) for the purposes of the Agreement. Notwithstanding the provisions of this Section, any use of the Modules in a system that is not mutually approved by the Parties in the System Design and Application Document (Appendix B) requires FS’ prior written approval, which shall not be unreasonably withheld. If no response is provided by FS within [***] of a written request for approval by Buyer, submitted together with the documentation required for a new System Design and Application Document, such new System Design and Application Document is deemed to be mutually accepted.

2.3	Additional Module product types or changes to the specifications of Modules as set forth in the Module Product Specification (Appendix A) above may be made by FS to the extent that such changes or additions do not reduce the performance of the System or conflict with the

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application and use of the Modules as documented in the approved System Design and Application Document (Appendix B). FS will provide [***] written notice prior to delivering such Modules for carriage as described in Section 4.

3.	Delivery Dates, Volumes and Prices

3.1	The Modules sold and purchased pursuant to Section 2.1 above shall be delivered in installments in total annual numbers as identified in the Appendix C Table C1 for each calendar year and the installments shall be delivered during each year in accordance with the procedure further specified in Sections 3.2 and 3.3. Each installment shall be delivered according to Section 4.1. All prices are exclusive of VAT. At any time before [***], FS may, upon written notice to Buyer, replace Appendix C Table C1 with Table C2. The applicable Table C1 or C2 is referred to in this Agreement as the Price/Volume Table.

3.2	The Price/Volume Table sets out the following annual KWp volumes for the sale and purchase of Modules: [***]

3.3	The Parties shall work together to develop a binding forecast of Module delivery volumes and average Module power per Module on a rolling [***] basis for successive [***], based on the annual total minimum and target KWp volume purchase commitments set forth in the Price/Volume Table (Appendix C). If the Parties do not otherwise agree, the binding rolling [***] schedule shall be determined pursuant to the provisions in the Price/Volume Table (Appendix C).

4.	Shipment; Delivery; Late Delivery

4.1	The Modules Delivered for Carriage shall be shipped “CIP” (INCOTERMS 2000) to a point of destination specified by Buyer (hereinafter referred to as “Point Of Destination”). Accordingly FS shall deliver each shipment of Modules to Buyer to a carrier at one or more FS factories (such delivery from FS to the carrier is referred to as “Delivered for Carriage”), such deliveries to be credited to FS’ total delivery obligation pursuant to Sections 3.2 and 3.3. The risk of loss of, or damage to, the Modules after such Modules have been Delivered for Carriage fall upon Buyer. On Buyer’s behalf, FS shall arrange and pay for insurance against the Buyer’s risk of loss of the Modules or damage to the Modules during carriage and provide such proof of insurance to Buyer upon request.

Buyer shall notify FS of the Point Of Destination in writing at least [***] ahead of a scheduled Delivered for Carriage date. The Point Of Destination shall be a point with either a valid address, in particular a house number, accessible from a public road or a point that is described with sufficiently detailed driving instructions. Unless the Buyer provides for a new general or individual Point Of Destination or, as the case may be, if Buyer does not provide the Point Of Destination in time, then FS shall have the right to deliver to the following default Point Of Destination:

Blitzstrom Zentrallager Winterhaeuser Str. D-97084 Würzburg

If the default Point Of Destination specified by Buyer no longer complies with the requirements stated above, or if a new default Point of Destination notified by the Buyer is located outside of Germany (the original or replacement default Point of Destination is referred to in this Agreement as the “Default Point of Destination”) then FS shall have the right to deny to deliver for carriage or terminate a commenced shipment to such location and Buyer shall be obligated to bear any and all costs and compensate any and all damages suffered by FS; insofar, the

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Buyer will be in default of acceptance after FS has notified the Buyer in writing that FS is ready to effect a Delivered for Carriage handover.

FS shall pay for the transportation and insurance costs incurred in shipping Modules to the Point of Destination specified by Buyer up to a maximum amount equal to [***] (“Shipping Costs”).

Buyer shall bear any transportation and insurance costs in excess of the Shipping Costs (“Excess Shipping Costs”). FS may advance Excess Shipping Costs on behalf of Buyer, in which case FS will invoice such costs to Buyer and Buyer shall pay FS according to the payment terms set forth in Section 7.

Each container or truckload (collectively hereinafter “Shipment”) shall only be loaded with Modules for one single Point Of Destination and shall be completely unloaded by Buyer after arrival at the Point Of Destination. The loading of the containers is at the sole discretion of FS. FS will attempt to ship full containers whenever possible. [***] before a shipment is Delivered for Carriage FS shall issue a shipment confirmation that shall confirm an exact date that the Shipment is to be Delivered for Carriage and the total number of Modules and Module product types by product number. [***] FS shall provide the Buyer with factory measured module power, voltage and current data (Flash Reports in an Excel file format) for each delivered Module at the time that a Shipment is Delivered for Carriage or sooner.

4.2	FS shall be liable in case of Modules which are Delivered for Carriage late pursuant to Section 3, in accordance with statutory rules to the extent
a)	the instalment is considered to be a fixed term deal pursuant to Section 376 German Commercial Code or;

b)	the Buyer is entitled to claim that the fulfilment of the Agreement is of no further interest to him due to a delay for which FS is responsible or;

c)	the delivery delay is due to FS’ wilful or grossly negligent breach of contract; any negligence of a representative shall be attributed to FS. To the extent the delivery delay is not due to wilful breach of contract, any indemnity shall be limited to the predictable and characteristically to be expected damage; or

d)	the delivery delay is due to a breach of a material contractual obligation for which FS is responsible; in this case any indemnity shall be limited to the predictable and characteristically to be expected damage.
4.3	In case of Modules which are Delivered for Carriage late in accordance with Section 3 for reasons FS is responsible for and the Buyer chooses not to raise any claims against FS for this delay in accordance with Section 4.2, the Buyer shall have the right to a late delivery penalty payment from FS. After a grace period of [***], FS shall from [***] of delay incur a penalty charge for each week that the shipment is late in the amount of
aa)	[***] % of the purchase price of the installment which is late, if the agreed Delivered for Carriage date was in the [***]; or

bb)	[***] % of the purchase price of the installment which is late, if the agreed Delivered for Carriage date was in the [***], and, in cases where the delay extends from [***] in which the delivery was originally scheduled into [***], the Module prices shall be adjusted and the penalty charge shall be calculated on the basis of the prices set out in the Price/Volume Table (Appendix C) for such [***];

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in any event up to a maximum of [***] based on the original Delivered for Carriage date for each installment. [***]
5.	Inspection and Notice of Defect

5.1	Within the scope of Buyer’s duty to inspect and object upon arrival of the Modules at the Point of Destination (the “Arrival”),
a)	other than for any additional obligations to inspect and object pursuant to the agreement with the carrier and under the carriage insurance, the Buyer shall immediately check quantities of the boxes and the boxes for any visible shipping damages and record in any event any discrepancies and objections on the packing slip and have the carrier countersign such discrepancies and objections; and

b)	within [***] conduct a representative visual inspection for defects of the Modules and quantities of Modules in the boxes from at least [***]% of the boxes delivered and, to the extent necessary, open the packaging and check the goods with regard to their exterior condition.

Any such wrong quantities of Modules in the boxes or damaged Modules, excluding any damages resulting from the shipping of the Modules (for which FS is not responsible), shall be considered a “Defect.”
5.2	In case of a Defect within the scope of Section 5.1 above, the Buyer shall comply with the following procedures and deadlines:
a)	The notification of any Defects to FS shall be made no later than on the [***] following the Arrival pursuant to Section 5.1 above (the “Objection Period”).

b)	The detailed notice shall be delivered to FS within the Objection Period in writing or by fax or by email to the addresses and contact details specified on the bill of lading. A notice over the telephone shall not be sufficient. Notices to sales representatives, commission agents or agents shall not be valid.

c)	The notice must clearly specify the kind and extent of the alleged Defect.

d)	The Buyer agrees to make the allegedly defective goods available for FS’s inspection at the Point of Destination; such inspection may be conducted by FS, FS’s suppliers or any expert FS may have designated.
5.3	Objections that do not comply with the objection obligations set forth in Sections 5.1 and 5.2 shall be disregarded.

5.4	A good to which no objections have been made in accordance with the procedures and deadlines set out above shall be regarded as approved and accepted.

5.5	The provisions of this Section 5 shall (i) apply mutatis mutandis to any hidden defect within the meaning of Section 377 par. 2, 3 German Commercial Code (ii) not apply in case of any defect maliciously kept silent by FS.

6.	Liability of the Parties

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6.1	With respect to liability for defects of the Modules that were objected to in accordance with Section 5, FS shall at FS’ discretion, either repair such defect free of charge or supply a replacement delivery free of charge and take back the defective Modules delivery.

6.2	Buyer’s right to rescind or reduce the purchase price if the replacement delivery or repair under Section 6.1 fails, shall be limited to the relevant installment and shall not affect the remainder of the Agreement, provided that the Buyer may rescind from this Agreement if the Buyer is entitled to rescind from individual installments in accordance with Section 6.1 (i) if due to defects of more than [***]% of the value volume (in KWp) of the installments (including any replacement deliveries) to be delivered in [***] are defective or (ii) if more than [***]% of the value volume (in KWp) of installments (including any replacement deliveries) to be delivered in [***] are defective.

6.3	If the total volume of Modules delivered in [***] that Buyer has objected to due to a defect in accordance with Section 5, exceeds [***]% of the minimum KWp volume of Modules required to be delivered by FS during [***] in accordance with Section 3, Buyer may upon written notice to FS, (1) request that FS provide reasonable assurances that the defects previously experienced by Buyer will not be present in further Module Shipments and (2) suspend the agreed upon further delivery and deny acceptance of such future Module Shipments until FS has provided such reasonable assurances. After FS has provided such assurances, FS may resume shipment of the suspended Module shipments to Buyer and Buyer shall be obligated to accept and pay for the Modules. If FS fails to provide such assurances described in clause (1) above, Buyer may, whether or not it has previously suspended delivery under clause (2) above, at any time [***] after requesting the assurances under clause (1), upon written notice to FS, terminate the Agreement (a “Defects Termination”). Upon making such declaration, neither Buyer nor FS shall have any further obligations or liabilities under this Agreement except with respect to (i) Modules already delivered to Buyer and (ii) FS’ obligation to indemnify the Buyer for its predictable and characteristically to be expected damage resulting from such termination.

6.4	The Buyer shall further have the rights set out in the Module Warranty Terms & Conditions (Appendix D), regardless of whether objections pursuant to Section 5 above were made in time; the scope of these rights shall be exclusively governed by the Module Warranty Terms & Conditions (Appendix D).

6.5	The Buyer shall not be entitled to any further rights or remedies due to defects. In particular, FS shall not be responsible to pay damages based on breach of the Agreement or default except in cases of willful misconduct or gross negligence on behalf of FS or in cases where FS has granted an express guarantee within the meaning of Sections 443, 444 German Civil Code. To the extent FS is not liable due to willful misconduct, the liability for damages pursuant to the preceding sentence is limited to the amount of the predictable and characteristically to be expected damage.

6.6	The statute of limitation for claims pursuant to Section 6.1-6.3 shall be [***] from the date of the Arrival; the statutory statute of limitation in cases of a recourse against the supplier in accordance with Sections 478, 479 German Civil Code, remains unaffected; it shall be five years from the date of Arrival of the defective goods. Section 6.4 remains unaffected.

6.7	Apart from liability for defects, FS shall be liable in accordance with statutory law for any breach of fundamental contractual obligations FS is responsible for; insofar, FS’ liability shall be limited to the predictable and characteristically to be expected damage.

6.8	Notwithstanding this Section 6, FS’ shall be liable for any negligent personal injury; the same shall apply to FS’ mandatory liability under the German Act on Product Liability (Produkthaftungsgesetz).

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6.9	Unless otherwise agreed in this Agreement, FS’ liability shall be excluded, irrespective of the legal nature of such claim, e.g. culpa incontrahendo, other breach of contract or claims based on tort for compensation of property damage.

6.10	Any limitation of liability for damages of FS shall also apply to any personal liability for damages of employees, workers, representatives and the like of FS.

6.11	The Buyer’s liability for breach of fundamental obligations under this Agreement for reasons the Buyer is responsible for shall be limited to the predictable and characteristically to be expected damages; this limitation is not applicable in cases of gross negligence and wilful misconduct of the Buyer. Section 6.8 is applicable mutatis mutandis.

7.	Payment

7.1	FS may invoice Buyer for each Shipment at any time on or after Delivery for Carriage. Buyer shall pay the total purchase price for each Shipment within [***] after the date of the invoice issued by FS as demonstrated by fax or email confirmation on request (other than for the year 2006 which shall be within [***] after the date of the invoice issued by FS.) Buyer shall pay for the goods by way of wire transfer free of expenses into the bank account specified on the invoice. The purchase price shall be payable net cash in one sum and free of any deduction unless other payment terms were mutually agreed on in writing.

7.2	In the event of a payment default pursuant to Section 7.1, (i) a late charge of [***]% per month shall be charged on all delinquent amounts, and (ii) FS may apply any or all payments subsequently received from Buyer on a priority basis to pay the accrued late charges and then the delinquent payment, notwithstanding any other application of such payments that Buyer may designate or request, and, (iii) FS may, upon written notice to Buyer, suspend further delivery of Modules under the Agreement until all late charges and delinquent amounts have been paid in full. Upon relief of such suspension, FS may deliver and Buyer shall be obligated to accept and pay for, any suspended Shipment as and when FS resumes delivery.

If (a) late charges or delinquent payments remain outstanding for a period of more than [***] or (b) invoiced amounts are not paid by Buyer (i) when due on more than [***] consecutive occasions or (ii) within [***] after the due date on more than [***] occasions over a consecutive [***] period, FS may, in any such event (each a “Payment Breach”), terminate the Agreement for cause without notice period. Upon such termination, FS shall have no further obligation to sell and deliver Modules to Buyer and FS shall be entitled to any legally recoverable damages in addition to the default interest and delinquent payments that gave rise to the termination. FS will provide written notice of any incidence of delinquent payment to Buyers designated representative; FS’ claims and rights due to payment default are not dependent on this notification, except for the termination of this agreement which FS may only declare after having sent a notification by registered mail.

7.3	Unless otherwise specifically provided for herein, neither Party shall have the right to set off, withhold or reduce any amounts unless the underlying counterclaims have become final or are expressly acknowledged by the other Party.

8.	Confidentiality

8.1	In addition to any other confidentiality agreements between the Parties, the Parties undertake to keep secret any and all information and documents provided by the other Party or of which they have otherwise obtained knowledge in connection with this Agreement from the other Party, save for any information or documents that are in the public domain.

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8.2	FS shall use the Buyer’s personal data only in accordance with German Data Privacy Laws.

8.3	Publications in which any content of the Agreement is mentioned require the prior written approval of the other Party in each individual case. In cases where a Party desires to disclose only the mere fact that the Agreement has been entered into without giving any further details, in particular no details on the content of the Agreement, no approval shall be required.

8.4	The above confidentiality undertaking shall not apply to the extent each Party is obliged by law, rule or regulation and an official or court order or ruling to disclose such information or documents.

9.	Quality Management and Environmental Protection

9.1	The Buyer shall, in case of a resale, and/or the integration of Modules in a system in accordance with this Agreement, propose to the final customers (including operators and/or owners of the property where the PV-system is located, collectively hereinafter a “Final Customer”) that FS retains the general right to monitor by remote access the installed PV-system (comprising the total goods delivered [by FS], in particular the Modules as well as the entire installation) with respect to the energy performance for the entire life cycle of the individual PV-system for the purpose of the long-term collection of performance data for a continuous product quality management (hereinafter referred to as “Remote Data Monitoring”). Insofar, Buyer shall also propose that FS shall have at all times the unlimited right to access the PV-system or parts thereof for installation, maintenance, repair and the operation of the Remote Data Monitoring vis-à-vis the Final Customers.

9.2	If the Final Customers agree to the Remote Data Monitoring, FS will share upon request the system data retrieved with the Buyer, and, provided such Buyers consent hereto, with the Final Customer. Any publications specifying the system data and location shall require the approval of the Buyer and Final Customer which shall not be unreasonably withheld.

9.3	FS shall also have the right to Remote Data Monitoring in accordance with this Section 9 of Modules installed by and for the Buyer at its equitable discretion. Any publications specifying the system data or its location shall require the Buyer’s approval which shall not be unreasonably withheld.

9.4	FS shall bear the cost for the technical installation and the operation of the Remote Data Monitoring.

9.5	For purposes of environmental protection, the Parties hereby enter into the Module Reclamation and Recycling Agreement (Appendix E). Buyer shall promptly give written notice to FS of a sale or transfer of Modules to the Final Customer in order to allow FS and such Final Customer for the assumption of contract of the Module Reclamation and Recycling Agreement (Appendix E) within [***] after installation of the system at the Final Customer (e.g. installation and commissioning of the system is complete and accepted by Final Customer).

9.6	The Buyer shall oblige any of its customers and transferees, who are not Final Customers, to assume the obligations set forth in this Section 9 by way of a right that directly inures to the benefit of FS and in a manner that such customers are themselves, or in the case of a further resale or transfer, their customers or transferees, are directly bound like the Buyer by the provisions of this Section 9 and that they are further obligated to observe the provisions of this Section 9.6 with respect to any of their own transferees.

9.7	The execution and delivery by any customer or transferee (i) of the Module Reclamation and Recycling Agreement (Appendix E), and (ii) the assumption of the obligations in accordance

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with Section 9.6 is required in order for the power warranty under the Module Warranty Terms and Conditions (Appendix D) to stay effective.

10.	Meeting between the Parties

10.1	Representatives of FS and Buyer will meet [***] at a mutually agreed upon location to advise each other of the performance and future plans relating to their respective businesses, to assure each Party of the other’s ability to continue to perform the agreement and to explore additional ways to work together for mutual benefit and to discuss the rolling forecast in accordance with Section 3.3. Each Party will maintain a primary contact person for these purposes.

10.2	In addition to the [***] meetings described in Section 10.1, FS and Buyer shall conduct an [***] summary meeting in order to review performance of each Party hereunder.

10.3	Neither Party will be required to disclose proprietary business information to the other Party in connection with meetings under this Section 10.

11.	Resale

11.1	The Buyer acknowledges that the Modules may be subject to a variety of regulations in various jurisdictions, in particular in the countries (the “Approved Countries”) listed on the appendix Approved Countries and Applications (Appendix G) attached hereto.

11.2	The Buyer further acknowledges that the Modules have been developed, tested and approved only for the use in specific applications (the “Approved Applications”) listed on the appendix Approved Countries and Applications (Appendix G) and that, to avoid any damage by inconsistent use, the Modules shall not be used for other applications.

11.3	To the extent the Buyer uses, installs, resells or transfers the Modules in areas that are not Approved Countries, the Buyer shall indemnify FS for any losses and damages incurred out of or in connection with such use, installation, resale or transfer of the Modules. In accordance with Section 10.1, FS and Buyer will discuss opportunities to include additional Approved Countries and Approved Applications to the Approved Countries and Applications (Appendix G) by considering the regulations applicable to Module sales, use, and decommissioning, the plan for meeting the support needs of final customers, and the plan for meeting the obligations set forth in Sections 9.5 and 9.6 for such new countries and applications. FS will not unreasonably withhold its approval to add new countries and applications to Appendix G.

11.4	In case of a use, installation, resale or transfer pursuant to Section 11.3 or a non Approved Application, Buyer shall promptly give notice to FS of the location to which the Modules are brought to outside the Approved Countries or the applications other than the Approved applications for which the Modules are used, as applicable, and of any transferee of the Modules.

11.5	In addition to the obligations set forth in Sections 9.5 and 9.6, Buyer may resell or transfer Modules only to customers or transferees that agree to be bound by, and adhere to, (i) the FS System Design and Application Document (Appendix B), and (ii) the Module Warranty Terms and Conditions (Appendix D). Sections 9.6 and 9.7 shall apply mutatis mutandis.

11.6	Any use, installation, resale or transfer by Buyer of Modules not in accordance with the requirements of Section 9.5, 9.6 and this Section 11 shall entitle FS to terminate the Agreement (a “Transfer Breach”) after a cure period of [***] which FS shall set to the Buyer in writing has expired unsuccessfully.

12.	Letter of Credit

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12.1	Buyer shall deliver to FS an irrevocable payment guarantee in favor of FS in the amount set forth in the Price/Volume Table (“Letter of Credit”) that shall secure the payment obligations of Buyer out of or in connection with this Agreement.

12.2	The Letter of Credit shall be issued as of [***] by IKB Deutsche Industriebank AG or another mutually acceptable bank, containing terms and conditions of the attached Performance Guarantee (Appendix I) (to the extent requested by the guarantor in the form of a guarantee on first demand) or substantially the same terms commercially reasonably acceptable to FS, and Buyer shall renew such Letter of Credit on an annual basis, such renewal to be effective on every subsequent [***], in the amounts for the time periods set forth in the Price/Volume Table.

12.3	If the Buyer has not delivered a renewal Letter of Credit in accordance with Section 12.2 by the [***] of any year for the following period commencing on the [***], FS shall be entitled to draw down the full amount of the Letter of Credit then in place. FS shall deposit the proceeds drawn in accordance with the preceding sentence in an escrow account until the Buyer has properly delivered a renewal Letter of Credit within a cure period of [***] or, if such cure period has expired fruitless and FS serves the Buyer with notice of termination of this Agreement, until all claims of FS against the Buyer have been settled.

12.4	After termination of this Agreement, FS shall return the original of the Letter of Credit to Buyer no later than [***] after such termination. To the extent that not all claims of FS against Buyer have been settled by that date, FS shall be entitled to draw the Letter of Credit then in place in an amount sufficient to cover the remainder of the Buyer’s obligations; provided that the Buyer has not posted another security sufficient and reasonably acceptable to FS in lieu thereof, FS shall deposit the proceeds drawn in accordance with the preceding sentence in an escrow account until final resolution of the claim against the Buyer.

13.	Term and Termination

13.1	This Agreement shall be effective until the time period specified in the Price/Volume Table. The right to terminate this Agreement for cause shall remain unaffected.

13.2	If a “Material Adverse Change” (as defined below) occurs, FS may, in its equitable discretion, terminate the Agreement, with [***] prior notice of termination to the end of a quarter. On the effective date of such termination, FS shall pay Buyer a liquidated damages fee of € [***] under Appendix C Table C1 and € [***] under Appendix C Table C2, as applicable. Upon payment of such fee, FS shall have no further obligations to Buyer out of or in connection with such termination. A “Material Adverse Change” shall have occurred if FS determines, in its equitable discretion, that any of the following conditions exist: [***]

In the event that FS realizes that the situation of FS, considering FS’ obligations under this Agreement, has significantly deteriorated in a manner that might result in a Material Adverse Change, it is the intent of FS and Buyer to enter into good faith discussions to modify the Agreement in order to prevent the occurrence of a Material Adverse Change and to preserve, as closely as practicable under the circumstances, the intended economic benefits for both Parties under the Agreement.

14.	Miscellaneous

14.1	All notices or other communications (including sending of invoices to Buyer) which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by mail, postage prepaid, facsimile transmission or email transmission addressed as follows:

If to FS, then to

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First Solar GmbH,
Rheinstraße 4N,
D-55116 Mainz,
Stephan Hansen
(shansen@firstsolar.com),
Fax 06131 1443 500
If to Buyer, then to;
Blitzstrom GmbH
Hoheimer Weg 3,
97350 Mainbernheim
Mr. Bernhard Beck
(beck@beck-energy.de),
Fax 093 23 870619
All such notices or other communications shall be deemed to have been delivered (i) upon receipt when delivery is made by hand, (ii) on the third business day after deposit in the mail, and (iii) upon complete transmission when made by email or facsimile transmission (if evidenced by a sender transmission completed confirmation). Any email communication shall be deemed to have been validly and effectively given on the date of such communication, if such date is a business day in Germany and such delivery was made prior to 16:00 Frankfurt, Germany time, otherwise it will be deemed to have been delivered on the next business day.

14.2	The Buyer may transfer its rights under the Module Warranty (Appendix D) and the Module Reclamation and Recycling Agreement (Appendix E) with execution and delivery of the Assignment of Module Warranty and Reclamation Agreement (Appendix F) to its transferee. Sections 9.6 and 11.6 shall remain unaffected.

14.3	The Agreement contains the entire agreement between the Parties and cancels and invalidates, safe for any explicit agreement to the opposite in this Agreement, all prior commitments or representations which may have been made by the Parties either orally or in writing. The Parties agree that there are no representations, warranties, conditions, guarantees or understandings other than those expressly set forth in the Agreement.

14.4	The Appendices to the Agreement, including but not limited to, the Arbitration Agreement (Appendix H) shall constitute integral parts of the Agreement.

14.5	The Agreement, including this section, may be amended, modified or supplemented only by a written instrument authorized and executed on behalf of the Parties.

14.6	The Agreement shall be governed by and construed in accordance with the laws of the Federal Republic of Germany. The Convention on the International Sale of Goods (CISG) shall not apply.

14.7	The unenforceability of any provision of the Agreement shall not affect the enforceability of any other provisions hereof. Unenforceable provisions shall be deemed to be replaced by such enforceable provisions that are suitable to implement the economic purpose of the deleted provision to the greatest extent possible. The same shall apply mutatis mutandis in case of any gaps in the Agreement.

14.8	The Agreement has been drawn up in both, the English and the German languages, except for certain parts of the Appendices. The English translation shall be for convenience purposes only. For the avoidance of doubt, in the event of a dispute, the German version shall prevail,

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except for those certain parts of the Appendices that are in English only.

14.9	This Agreement shall be binding upon and inure to the benefit of the Parties and their assigns. [***]
Mainz, den 10.4.2006

First Solar GmbH	Blitzstrom GmbH

/s/ Stephan Hansen	/s/ Daniel Ziegler
Stephan Hansen	Daniel Ziegler

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Exhibit 10.1
List of Appendices

Appendix	Document Name
Appendix A (PD-5-101-02)	Module Product Specification
Appendix B (PD-2-303 B)	System Design and Application Document
Appendix C (MD-2-320 PVT)	Price/Volume Table
Appendix D (PD-5-102)	Module Warranty Terms & Conditions
Appendix E (PD-5-103)	Module Reclamation and Recycling Agreement
Appendix F (PD-5-104)	Assignment of Module Warranty and Reclamation Agreement
Appendix G (MD-2-320 ACA)	Approved Countries and Applications
Appendix H	Arbitration Agreement
Appendix I	Performance Guarantee

***	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

Appendix A

Series 2 Module Product Specification
1.	General Product Description

The Product specified in this document is a First Solar FS Series 2 Laminate PV module intended for use in large solar arrays. The product will be binned according to Pmpp at STC[1] as measured at the First Solar Manufacturing Facility.
a.	The Product model number and nominal power rating shall be:
•	FS-255 – Nominal 55W PV module

•	FS-257 – Nominal 57.5W PV module

•	FS-260 – Nominal 60W PV module

•	FS-262 – Nominal 62.5W PV module

•	FS-265 – Nominal 65W PV module
b.	The tolerance of actual Pmpp is +/-5% under Standard Test Conditions[1]
2.	Certifications

FS Series 2 PV modules are certified according to the following:
a.	TUV Safety Class II. FS Series 2 modules are currently certified for a maximum system voltage of 1000V by TUV Rheinland. First Solar permits FS Series 2 modules to be used in system designs with a maximum system voltage of 1000V.

b.	CE Mark with Declaration of Conformity.

c.	IEC 61646. FS Series 2 modules are tested and certified to the IEC61646 Standard with a maximum system voltage of 1000VDC.

[1]	Standard Test Conditions (STC)1000W/m2, AM 1.5, 25ºC

***	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

Appendix A

Series 2 Module Product Specification
3.	Physical Specifications

Dimensions are provided below for reference only. Refer to product drawing PRD-016-D for exact dimensions and tolerances.

a. Length	1200mm
b. Width	600mm
c. Thickness	6.8mm
d. Weight	11.4kg
e. Area	0.72m2
f. Leadwire	3.2mm2, 60cm in length
g. Connectors	MultiContact Solar I Connector
Male M/C part# PV-KST3II
Female M/C part# PV-KBT3II
h. Cordplate	according to IP54 requirement of TUV SKII certification
i. Bypass Diode	None
j. Serial Number:	engraved in glass on front of module
4.	Electrical Specifications
     Table 1

Model Numbers and Ratings*
Nominal Values		FS-255	FS-257	FS-260	FS-262	FS-265
Nominal Power (+/-5%)	Pmpp (W)	55	57.5	60	62.5	65
Voltage at Pmax	Vmpp (V)	61	62	63	64	65
Current at Pmax	Impp (A)	0.90	0.93	0.96	0.98	1.00
Open Circuit Voltage	Voc (V)	88	89	90	91	91
Short Circuit Current	Isc (A)	1.13	1.13	1.14	1.14	1.15
Maximum System Voltage	Vsys (V)			1000
Temperature Coefficient of Pmpp	Tk(Pmpp)			-0.25%/°C
Temperature Coefficient of Voc	Tk(Voc)			-0.29%/°C
Temperature Coefficient of Isc	Tk(Isc)			+0.04%/°C
Maximum Source Circuit Fuse	Icf (A)			10
*All ratings at Standard Test Condition (1000W/m2, AM 1.5, 25ºC Cell Temperature) +/-10%

***	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

Appendix A

Series 2 Module Product Specification
5.	Quality Standards

Modules are manufactured in a highly automated production environment. While all efforts are made to produce modules that are visually uniform, some visual differences do exist between modules. Only visual differences that are deemed to affect the long term performance or durability of the module will be deemed intolerable.

Code	Description of Intolerable Effects
A	Any glass fracture, crack, or break on a module is unacceptable.
B	Glass scratches greater than 5cm in length that are detectable with a straight edge.
C	Edge chips in the glass greater than 2mm.
D	Foreign material inside the laminate.
E	Delamination of the laminate.
F	Damaged cordplate (junction box)
G	Damaged lead wires or connectors.
H	No serial number on front of the module.
6.	System Design Parameters

In addition to the system design requirements specified in the FS Series User’s Guide, all system designs using the FS Series 2 modules will meet the following requirements:
a.	Mechanical
i.	Laminate shall be attached using mounting clips that meet the requirements of the FS Series 2 User’s Guide.

ii.	Mounting system shall use EPDM rubber or equivalent to isolate the module from the mounting structure.
b.	Electrical
i.	Maximum number of modules connected in series: 10
ii.	Maximum number of parallel strings on one source circuit fuse: 5
iii.	Maximum source circuit fuse rating: 10Amps
iv.	Lighting protection may be installed on source circuits.
7.	Documentation
a.	Technical data sheet will be provided in English and German languages.

b.	The First Solar FS Series 2 User Guide will be provided in both English and German languages.

c.	Declaration of Conformity to CE will be provided.

d.	All documentation will be delivered electronically.

***	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

Appendix A

Series 2 Module Product Specification
8. Labeling
Each module will be delivered with a nameplate label adhered to the back of module. See product drawing PRD-016-D for label location. The label will be printed in English and conform to the requirements of the EN50380 DIN Standard.

***	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

Appendix A

Series 2 Module Product Specification
9. Packaging
a.	Modules will be packaged in First Solar’s 30 pack or 50 pack module boxes.
b.	All modules within a box will be a single Model Number.
c.	Standard sea container volume is
i.	50 pack: 30 boxes or 1500 modules

ii.	30 pack: 48 boxes or 1440 modules
d.	General Box Specifications (Refer to drawing PRD-137-A for actual dimensions):

		50 Pack	30 Pack
•	Length:	1400mm	1350mm
•	Width:	1150mm	780mm
•	Height:	840mm	840mm
•	Weight:	650kg	392kg

***	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

Appendix B

System Design and Application Template

Customer Name:	[***]
System Design/Installation:	[***]
System Type:	[***]
Project Location:	[***]
Size:	[***]
Mounting Structure

Type:	[***]
Tilt Angle	[***]
Azimuth	[***]
Support Rails	[***]
Module Orientation	[***]
Module Attachment	[***]

***	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

Appendix B

System Design and Application Template
Electrical System Design (for each inverter type used)

Inverter:	[***]
Max Voltage (DC)	[***]
Transformer	[***]
Series connections:	[***]
Parallel Strings:	[***]

Using Central Inverter
Current of Fuse:	[***]
Strings per Fuse:	[***]
Number of inverters	[***]

***	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

Appendix B

System Design and Application Template
Module Durability
[***]
Operating Conditions
[***]
Customer Signature:
First Solar Signature:
Customer approval is required, and is used as a confirmation that the information included in this document is correct, and that the modules will be installed in a manner consistent with those specified in this document.

***	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

Appendix C
Price/Volume Table
[***]

***	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

Appendix D
Module Warranty Terms & Conditions
Five-Year Limited Warranty
First Solar, LLC (“First Solar”) warrants to the original purchaser that the FS-Series Modules (the “Product”) will be free from defects in materials and workmanship under normal use and service conditions as described in the First Solar FS Series Module User Guide and System Design and Application document, for five years following delivery of the Product to the original purchaser. If the Product is in breach of the foregoing warranty, First Solar will, at its option, either repair or replace the Product under the terms of its Return Policy.
25 Year Power Output Warranty
Subject to and effective upon execution of the First Solar Reclamation and Recycling Agreement, First Solar additionally warrants to the original purchaser that modules installed in accordance with the System Design and Application document specified in the purchase agreement shall (i) during the first ten years following installation of the Product, produce at least 90% of the nominal power output rating (Pmpp +/-5%), and (ii) during twenty-five years following installation of the Product, produce at least 80% of the nominal power output rating (Pmpp +/-5%). Power output shall be measured and normalized to Standard Test Conditions using a method and laboratory approved by First Solar. If the Product is determined to be in breach of the foregoing warranty, First Solar will, at its option, either repair or replace the product under the terms of its Return Policy or provide supplemental Product to remedy the breach of warranty.
Limitation of Remedies
THE REMEDIES SET FORTH ABOVE ARE THE EXCLUSIVE REMEDIES FOR ANY BREACH OF WARRANTY BY FIRST SOLAR. The sole purpose of these exclusive remedies shall be to provide for the repair, replacement, or supplementation of products in breach of warranty. This exclusive remedy shall not be deemed to have failed its essential purpose so long as First Solar is willing and able to replace or repair the breaching products, or to supplement with additional Product as described under “Twenty-Five Year Power Output Warranty” above.
Transfer of Warranty
This warranty will transfer from the original purchaser to any subsequent purchaser of the Product, subject to and effective upon execution of the First Solar Assignment Agreement or a comparable agreement specified by First Solar.
Proper Operating Conditions
The warranties provided hereunder shall be void and of no effect if the Product is not properly installed, integrated or maintained, or operated under normal operating conditions as specified in the First Solar FS Series Module User Guide and System Design and Application document specified in the purchase agreement. First Solar is not responsible for damage to the Product due to improper handling, physical abuse or installation that is not consistent with the System Design and Application (SDA) document.
Return Policy
IF a product must be returned to First Solar in the event of a warranty claim, First Solar will arrange for the return of the Product at First Solar’s expense so long as such Product is returned in accordance with the Return Material Authorization (RMA) issued by First Solar. The packaging, shipping method, and return destination of the Product will be specified in an RMA issued by First Solar.
Warranty Limitations
EXCEPT AS EXPRESSLY SET FORTH ABOVE, FIRST SOLAR MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT. UNDER NO CIRCUMSTANCES WILL FIRST SOLAR BE LIABLE FOR ANY SPECIAL, PUNITIVE, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS, ARISING, DIRECTLY OR INDIRECTLY, FROM THE SALE OR USE OF ANY PRODUCTS, WHETHER SUCH CLAIM IS BASED ON WARRANTY, CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE. UNDER NO CIRCUMSTANCES SHALL THE LIABILITY OF FIRST SOLAR FOR NONCONFORMING PRODUCTS EXCEED THE AMOUNT PAID BY THE ORIGINAL PURCHASER TO FIRST SOLAR FOR THE PARTICULAR PRODUCT INVOLVED, PLUS REASONABLE SHIPPING EXPENSES INCURRED BY SUCH PURCHASER.
NOTWITHSTANDING THE ABOVE LIMITATIONS OF REMEDIES AND THE WARRANTY LIMITATIONS, THE REGULATIONS OF THE GERMAN PRODUCT LIABILITY ACT (PRODUKTHAFTUNGSGESETZ) REMAIN EFFECTIVE.

***	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

Appendix E

Module Reclamation and Recycling Agreement
This agreement is effective as of the date the contract is signed by both parties. This agreement applies to the First Solar modules described on Exhibit A (the “Modules”). In order to assure that the Modules are returned to First Solar for recycling after they are taken out of service, First Solar, LLC and First Solar GmbH (collectively referred to as “First Solar”) and the undersigned Owner of the Modules (the “Owner”) agree as follows:
1.	First Solar Reclamation Program

First Solar will, at any time at the request of the Owner, remove the Modules from the site listed on Exhibit A (the “Registered Site”) and transport them to a solar module processing center selected by First Solar. At the solar module processing center, the Modules will be processed for recycling into new solar modules or other products. Substantially all of the module components, including the glass and the encapsulated semiconductor materials and metals, will be processed for recycling. Processed materials will be sequestered and stored until they are recycled into new products, assuring that these materials do not re-enter the waste stream, through landfill deposits or otherwise. First Solar may work with one or more vendors or subcontractors in performing the activities described above. The operations of First Solar and its vendors, subcontractors and agents under this Agreement will be subject to and comply with applicable laws, rules and regulations, including those related to waste and the protection of the environment. The obligations of First Solar under the Agreement will be deemed modified as necessary to comply with such laws, rules and regulations.

2.	Customer Requirements

The Registered Site, quantity and type of Modules, date of Owner invoice and the Owner contact information are described on Exhibit A. The Owner can initiate the reclamation and recycling process by contacting First Solar at its web site or any other address it provides for these purposes in the future. At that time, First Solar will verify the information described on Exhibit A and provide the Owner with instructions for disassembling and packaging the Modules at the Registered Site for shipment back to First Solar. As a condition to receiving the benefits of the Program, the Owner will be responsible for disassembling and packaging the Modules in containers designated by First Solar.

3.	Ownership and Responsibility

First Solar will endeavor to remove the Modules from the Registered Site promptly after the Modules have been disassembled and packaged for transportation in accordance with First Solar’s instructions. To the extent permitted by applicable law, effective upon First Solar’s removal of the Modules from the Registered Site, (a) ownership of the Modules will transfer to First Solar, automatically and without the need for any further assignment, bill of sale or other instrument or action, and (b) Owner will have no further liability or obligation with regard to the Modules.

4.	Certificate of Compliance

First Solar will, at the Owner’s request, provide a written certification assuring that the Modules have been processed under the Program and that First Solar has fully complied

***	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

Appendix E

Module Reclamation and Recycling Agreement
with the requirements of the Program. First Solar will retain pertinent records evidencing the processing of Modules under the Program for the period required by applicable law, and in any event at least 10 years after removing the Modules from the Registered Site.

5.	Program Expenses

The Modules are designed to have a useful life of more than 25 years. If the Modules are returned after they have been in service for at least 20 years, or at any earlier time because of a warranty claim, First Solar will pay all packaging, transportation and recycling costs of the Program; the Owner’s only requirement to participate in the Program will be to disassemble and package the Modules based on First Solar’s instructions and follow any other administrative procedures specified by First Solar. If the Modules are otherwise returned before the 20 year service period, First Solar may require the Owner, as a condition to participating in the Program, to pay a portion of the Program expenses based on the length of time the Modules were in service. In this case, before processing the request, a First Solar representative will calculate the Owner’s payment obligation and secure agreement from the Owner to proceed.

6.	Exclusive Means of Module Disposition

If the Modules are taken out of service, Owner agrees to promptly notify First Solar and to permit First Solar to reclaim and recycle the Modules as described in this Agreement as long as First Solar agrees to pay the program expenses described in paragraph 5. If Owner prefers an alternate means of disposing of the Modules, it may do so at its sole expense with the prior written consent of First Solar. First Solar will not unreasonably withhold such consent if Owner demonstrates to First Solar’s satisfaction that the Modules will be recycled, without any component entering the waste stream, through a reclamation and recycling program that is, in its entirety, at least as protective of the environment as the First Solar program. If First Solar is, for any reason, unable and unwilling to fulfill its obligations under this Agreement, Owner may fulfill them through alternative providers and First Solar shall remain responsible for paying the expenses reasonably incurred by Owner for these purposes.

7.	Assignments and Transfers

Each subsequent Owner shall execute the Assignment of module warranty and reclamation agreement (PD-5-104) specified by First Solar, agreeing to be bound by the provisions of this Agreement to the same extent as the initial Owner. The benefits and obligations under this Agreement will, to the extent permitted by applicable law, transfer automatically to any subsequent Owner upon transfer of the Ownership of the Modules, and will in any event transfer upon execution and delivery of the assignment agreement. If First Solar transfers substantially all of its assets, voluntarily or involuntarily, the liabilities and obligations imposed under the Program shall, to the extent permitted by applicable law, automatically transfer to the transferee, and upon the transferee’s written assumption of such liabilities, First Solar shall have no further liability or obligation under the Program.

***	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

Appendix E

Module Reclamation and Recycling Agreement
8.	Modifications

First Solar may from time to time modify the reclamation or recycling processes or procedures from time to time without the approval of the Owner provided that the fundamental benefits provided by the Agreement shall at all times be preserved and the obligations of the Owner shall not be materially increased. First Solar may from time to time designate one or more replacement web sites for the First Solar web site, or substitute a different communication process for processing claims under the Program. The Owner listed in First Solar’s records will be notified of any such changes by a link on the First Solar web site or other means that are reasonably designed to provide notice.

9.	General Provisions
9.1	The Agreement, including this section, may be amended, modified or supplemented only by a written instrument authorized and executed on behalf of the parties.

9.2	All disputes or differences which arise out of or in connection with the Agreement or its construction, operation, termination or cancellation shall be settled by arbitration pursuant to the arbitration rules of the German Institution for Arbitration (DIS) and the jurisdiction of any other courts shall be excluded. Proceedings shall be conducted in the German language and in Frankfurt, Federal Republic of Germany.

9.3	This Agreement shall be governed by and construed in accordance with the laws of the Federal Republic of Germany. The Convention on the International Sale of Goods (CISG) shall not apply.

9.4	The provisions of this Agreement shall be modified to the extent required to permit the parties to comply at all times with the provisions of the German Federal Waste Act and other applicable environmental waste laws and regulations. The unenforceability of any provision of the Agreement shall not affect the enforceability of any other provisions hereof. Unenforceable provisions shall be deemed to be replaced by such enforceable provisions that are suitable to implement the economic purpose of the deleted provision to the greatest extent possible.

9.5	The Agreement has been drawn up in the German language. Any English translations hereof shall be for convenience purposes only. For the avoidance of doubt, in the event of a dispute, the German version shall prevail.

Place, Date:	Place, Date:

Signature of Owner	Signature of First Solar Representative
or Legal Representative

***	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

Appendix E

Module Reclamation and Recycling Agreement
Exhibit A

Address of Registered Site:

Project Name:

Street:

ZIP / City:

Country:

Geographical Coordinates:

(GPS or UTM preferable)

Date of Owner Invoice:
(received by PD within 14 days after invoice issued to end user/owner )	(The end customer invoice date / date of sale)

Owner’s Contact Information: (if different than registered site...)

Name / Contact person:

Phone / E-Mail:

Street:

ZIP / City:

Country:

Quantity and Type of Modules Installed:	Type of Module (e.g. CTS-60, FS-55, CP625)	Quantity

***	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

Appendix E

Module Reclamation and Recycling Agreement

Project Developer:
Please send this form originally signed to:	First Solar GmbH Rheinstrasse 4N D-55116 Mainz

***	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

Appendix F

Assignment of Module Reclamation and Recycling Agreement
Regarding the Transfer of Ownership of First Solar Modules Installed in the Following Solar Array (the “Array”).
Preliminary Note:
The undersigned New Owner is the new owner of the Array — or a portion of it — including the First Solar modules installed in the Array. First Solar provided Module Warranty Terms and Conditions and a Reclamation and Recycling Agreement to the Previous Owner of the solar modules. The rights under the First Solar Module Warranty Terms and Conditions and the Reclamation and Recycling Agreement are transferable from the Previous Owner to the subsequent New Owner – provided both parties execute this agreement (PD-5-104) and send the original signed agreement to First Solar GmbH.

Site – Registration – Number:
(See doc CO-5-101 or CO-5-102)

Site:
(ZIP code and city or GPS/UTM)

Quantity & Type of Transferred Modules:
Further Explanations Concerning the Contractual Terms:
1.	Previous Owner transfers any and all rights under the Module Warranty and Reclamation Agreement with First Solar to the New Owner.

2.	The New Owner hereby accepts the assignment and assumes the provisions of the Module Warranty and Reclamation Agreement and agrees to abide by its terms to the same extent as if an original party to the Agreement.

3.	In accordance with the terms, the assignment of the First Solar Module Warranty and Reclamation Agreement shall become effective only if (a) Previous Owner and New Owner have executed this Agreement and (b) the original signed Agreement has been delivered to First Solar GmbH. The Assignment is deemed effective upon receipt and confirmation by First Solar. A confirmation package will be sent to the New Owner.

***	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

Appendix F

Assignment of Module Reclamation and Recycling Agreement
Assignment of Agreement from

	PREVIOUS OWNER	NEW OWNER
Name / Company:

Contact Person:

Phone / Email:

Street:

ZIP / City:

Country:

Place, Date:

	Signature of Previous Owner	Signature of New Owner
	or Legal Representative	or Legal Representative
Please fill in this form with the appropriate information and send back the Original after signed by both parties.
First Solar GmbH, Rheinstrasse 4N, D-55116 Mainz; Germany

***	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

Appendix G
Approved Countries and Applications
[***]

***	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

Appendix H
Arbitration Agreement
entered into by and between
First Solar GmbH, Rheinstraße 4N, D-55116 Mainz, Germany (hereinafter referred to as “FS”) represented by the managing director with single signature authority, Mr. Stephan Hansen,
and
Blitzstrom GmbH, Hoheimer Weg 3, 97350 Mainbernheim (hereinafter referred to as “Buyer”) represented by the managing director with single signature authority, Mr. Daniel Ziegler.
FS and Buyer are each a “Party” and collectively the “Parties”.
1.	Recitals

As of the date hereof, the Parties have entered into a certain FRAMEWORK AGREEMENT ON THE SALE AND PURCHASE OF SOLAR MODULES (hereinafter the “Agreement”).

2.	Arbitration

All disputes or differences which arise out of or relate to the Agreement or its existence, validity, construction, operation, termination or cancellation shall be settled by arbitration pursuant to the arbitration Rules of the German Association for Arbitration (DIS), which Rules are deemed to be incorporated by reference into this clause and the jurisdiction of any other courts shall be excluded. Proceedings shall be conducted in the German language (provided that documentary evidence may be submitted in the original English language) and the venue of proceedings shall be at the corporate seat of FS.

The arbitral tribunal also decides upon disputes over its jurisdiction and over the effect and interpretation of this Arbitration Agreement and any supplementations thereto.

This Arbitration Agreement does not abridge the right of the Parties to bring any action in any court of competent jurisdiction for injunctive or other provisional relief to compel the other party to comply with its obligations hereunder.

3.	Miscellaneous

Section 14 of the Agreement shall apply mutatis mutandis.
Mainz, den 10.4.2006

First Solar GmbH	Blitzstrom GmbH

/s/ Stephan Hansen Stephan Hansen	/s/ Daniel Ziegler Daniel Ziegler

***	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

Appendix I
[Letterhead Bank]
[Name and address of beneficiary]
Performance Guarantee No. [ ]
On [date], you have entered into an agreement (hereinafter referred to as “Supply Agreement”) with [name, address] (hereinafter referred to as “Buyer”) with respect to [subject matter of contract] for a total amount of Euro [amount]. Pursuant to the terms of the Supply Agreement, Buyer shall provide a bank guarantee in the amount of [ ]% of the total amount to guarantee his proper performance under the Supply Agreement. In the event of default or any other breach of the agreement on the part of Buyer, you shall be entitled to use this guarantee to satisfy your claims arising out of the Supply Agreement.
This being stated, we, IKB Deutsche Industriebank AG, Wilhelm-Bötzkes-Strasse 1, 40474 Düsseldorf, hereby provide you with this performance guarantee in the maximum amount of Euro [amount] (amount in words: [...] Euro) (hereinafter referred to as “Maximum Amount”) as security.
We undertake irrevocably to pay to a bank account specified by you, upon your first demand, any amount within the limits of the Maximum Amount, without whatsoever objection on our part and without examining the underlying legal relationship, within 10 (ten) bank business days following your written demand,
-	such demand conforming, by showing grounds and reasons, default or any other breach of the Supply Agreement on the part of Buyer and, as a consequence, your claim against Buyer, and

-	a written confirmation of your bank that your demand is duly signed by you.
Several partial amounts of the Maximum Amount may be drawn under this guarantee. Each payment reduces the Maximum Amount by the sum of such payment.
This guarantee shall be valid until this document is returned to us. However, if we have not received your demand and confirmation mentioned above until [date], this guarantee shall cease to exist, irrespective of whether this document is returned to us or not.
Any rights under this guarantee shall not be assignable without our prior written consent.
This performance guarantee shall be governed by the laws of the Federal Republic of Germany. Place of execution and jurisdiction is Düsseldorf.
Düsseldorf, ........
IKB Deutsche Industriebank AG

***	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.